Exhibit 99.1

CafePress Expands e-Commerce Services With Acquisition of EZ Prints

Company Provides Business Update For Third Quarter

LOUISVILLE, KY, October 10, 2012 – CafePress Inc. (NASDAQ:PRSS), The World’s Customization Engine™, today announced that it has entered into an agreement to acquire privately held EZ Prints Inc., a complete deployable e-commerce platform, significantly strengthening CafePress’ ability to offer its unique products and services everywhere e-commerce occurs.

CafePress is leading the intersection of customization and technology, offering the largest selection of personalized products on the web. The CafePress ecosystem includes – a marketplace of user generated merchandise - online shops for individuals and businesses - and a create & buy service that allows anyone to design and buy their own custom products. Pioneering on-demand printing of over 500 different products joins together with this ecosystem to form the CafePress business model.

CafePress powers the customization platform and online shops for leading brands such as ABC Television, National Geographic and Warner Bros. Entertainment. The acquisition of EZ Prints brings a “plug and play” deployable software technology that enables the CafePress ecosystem to drive online customization by further extending its reach into third party corporate and licensed shops.

“We have seen strong growth in our large corporate shops business and the addition of EZ Prints to CafePress brings a robust, deployable, cloud-based software solution that accelerates CafePress’ vision of enabling customization for corporate partners across the web,” said CafePress Chief Executive Officer Bob Marino. “Along with technology, we believe this transaction will enhance revenue and add scale to our business, and the combined organization will amass significant brand power. CafePress has a strong track record of driving significant growth with the companies we have acquired and we look forward to working with the talented EZ Prints team to capitalize on the tremendous customization opportunities within e-commerce.”

“CafePress and EZ Prints have enjoyed a mutually beneficial business relationship, having previously partnered on projects for Sky Mall and other leading companies. We are excited that our technology - ezp builder, ezp store and ezp tools – can now be components of The World’s Customization Engine allowing for customization to take place on any website. Our corporate partner business, ezp services, is the fastest growing segment of our business, and we believe we will benefit from the strong synergies of bringing our operations under the CafePress umbrella,” added Wes Herman, Chief Executive Officer of EZ Prints. Mr. Herman will join CafePress as a member of its senior management.

Transaction Summary

Under the terms of the definitive merger agreement, at closing, CafePress will acquire all of the outstanding stock of EZ Prints in exchange for approximately $30 million in initial cash. The transaction also includes a single year earn-out opportunity of up to $10 million in the aggregate based on achieving revenue growth and other performance milestones. Subject to the satisfaction of various closing conditions, CafePress anticipates that the transaction will close in approximately 15 to 45 days. A brief slide presentation with an overview of CafePress’ business and additional background regarding this transaction can be viewed at http://investor.cafepress.com/events.cfm. The slide presentation will be available on the CafePress website through November 9, 2012.

Business Update

CafePress expects to report third quarter revenue at approximately the midpoint of the Company’s previously announced guidance range of $42.5 million to $45.0 million. Adjusted EBITDA for the third quarter is expected to be in the range of $1.1 million to $1.3 million, which is below prior forecasts, due to elevated levels of promotional activity designed to drive customer growth prior to the holiday season. The Company also accelerated investment in facilities expansion during the third quarter, doubling the size of its manufacturing operations in Louisville, KY. This was in preparation of CafePress integrating EZ Prints manufacturing and consolidating several of CafePress’ existing remote operations into its main facility over the next several quarters.

As of September 30, 2012, CafePress had approximately $55 million in cash and short term investments.

The timing of the EZ Prints acquisition closing will impact the extent of financial contribution to CafePress’ fourth quarter financial results. The Company will discuss third quarter financial results, the EZPrints acquisition and fourth quarter guidance on its third quarter earnings call scheduled for November 7, 2012.

About CafePress [PRSS]:

CafePress is The World’s Customization EngineTM. Launched in 1999, CafePress empowers individuals, groups, businesses and organizations to create, buy and sell customized and personalized products online using the company’s innovative and proprietary print-on-demand services and e-commerce platform. Today, CafePress’ portfolio of e-commerce websites include CafePress.com, CanvasOnDemand.com, GreatBigCanvas.com, Imagekind.com, InvitationBox.com, and Logosportswear.com.

About ezprints:

EZ Prints, Inc., located in Norcross, Georgia, makes personalization possible everywhere consumers shop—online, on their devices, in store. They entered the photo commerce space in 1998 as a digital photo finisher for professional photographers and continue to meet that professional standard of superior color, quality materials and unwavering consistency. Today, ezprints print-on-demand and personalization solutions to some of the world’s largest brands, creating revenue streams with their world-class technology, products, design and manufacturing. For more information and a complete catalog of products and services, please visit http://www.ezpservices.com.

Notice Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding the Merger and the expected benefits of the Merger, the timing and level of any financial contribution to CafePress, including with respect to revenue, the potential impact of the Merger, including with respect to CafePress’ ability to scale and brand power, the anticipated synergies and integration of the combined businesses, the closing of, and consideration to be paid on connection with, the Merger, statements about CafePress’ expected financial results, including net revenues and adjusted EBITDA for the third quarter of fiscal year 2012. Actual events or results may differ materially from those contained in these forward-looking statements. Among the factors that could cause future events or results to vary from those contained in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the Merger may be delayed or may not occur; litigation or other matters that could affect the closing of the Merger; the risk that, upon completion of further quarterly financial review procedures, that the revenue results for the third quarter of fiscal year 2012 are different than the revenue results set forth in this press release; the risk that difficulties related to the integration of the businesses following the Merger will impact financial results. In addition, please refer to the periodic reports that CafePress files with the Securities and Exchange Commission (“SEC”), including on Forms 10-K, 10-Q and 8-K and the risk factors noted therein. The filings with the SEC by CafePress identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this Form 8-K. CafePress is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Non-GAAP Financial Information

This press release includes Adjusted EBITDA, a non-GAAP measure that the Company’s management uses to assess operating performance. The Company uses Adjusted EBITDA as a key performance measure because it believes that it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting net interest expense), tax positions (such as the impact on periods of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), the impact of depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, the Company also uses Adjusted EBITDA for business planning purposes and to incentivize and compensate its management personnel.

The Company’s use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP as the excluded items may have significant effects on our operating results and financial condition. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income and our other GAAP results.

A reconciliation for the third quarter of 2012 of expected Adjusted EBITDA to the most directly comparable GAAP measure is provided below in this press release.

CafePress Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA Estimated Range

(In Millions)

	RANGE
	Est
Net income (loss)	$(2.5)	$(2.1)
Provision for (benefit from) income taxes	(0.8)	$(1.0)
Depreciation and amortization	$1.5	$1.5
Amortization of intangible assets	$0.8	$0.8
Acquisition-related costs	$1.1	$1.1
Stock based compensation	$1.0	$1.0

Adjusted EBITDA	$1.1	$1.3

CafePress Inc.

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